BOARD OF TRUSTEES

CAPITOL SERIES TRUST

POWER OF ATTORNEY

We, the undersigned members of the Board of Trustees of Capitol Series Trust (the “Trust”), hereby constitute and appoint JAY S. FITTON, Secretary to the Trust and TIFFANY R. FRANKLIN, Assistant Secretary to the Trust, as our true and lawful attorneys and agents with full power to sign for us in his or her capacity, on Form N-14 relating to the Reorganization of the AllianzGI Behavioral Advantage Large Cap Fund, a series of Allianz Funds Multi-Strategy Trust, into the Fuller & Thaler Behavioral Core Equity Fund, a series of the Trust, and any and all amendments thereto to be filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940, and hereby ratify and confirm our signatures as they may be signed by said attorney and agent.

We hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 24th day of March, 2015.

March 24, 2015	/s/ R. Jeffrey Young
R. Jeffrey Young

March 24, 2015	/s/ Walter B. Grimm
Walter B. Grimm

March 24, 2015	/s/ Mary Madick Morrow
Mary Madick Morrow